As filed with the Securities and Exchange Commission on July 3, 2008.

Registration No. 333-141091

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-3 ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES

ACT OF 1933

pSivida Corp.

(Exact name of Registrant as specified in its charter)

Delaware	2834	26-2774444
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

pSivida Corp.

400 Pleasant Street

Watertown, MA 02472

(617) 926-5000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Lori H. Freedman, Esq.

Vice President of Corporate Affairs and General Counsel

pSivida Corp.

400 Pleasant Street

Watertown, MA 02472

(617) 926-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mary E. Weber, Esq.

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common stock	(2)	(2)	(2)
Preferred stock (3)	(2)	(2)	(2)
Warrants (4)	(2)	(2)	(2)
Units	(2)	(2)	(2)
Subtotal	$41,997,500(5)		$41,997,500(5)	$1651 (7)
Common stock underlying warrants	1,440,200	$6.60 (6)	$9,505,320 (6)	$374 (7)
Total				$2,025 (7)

(1)	The registrant’s predecessor company, pSivida Limited, registered an indeterminate number of ordinary shares, warrants, preference shares and units of up to $60.0 million in the aggregate under a registration statement on Form F-3, Registration No. 333-141091, in connection with which it paid a registration fee of $1,842. pSivida Limited sold units consisting of American Depositary Shares (“ADSs”), each ADS representing ten ordinary shares, and warrants to purchase ADSs for $18,002,500 in July 2007. This registration statement registers common stock underlying the warrants issued in the July 2007 offering and an indeterminate number of shares of common stock, warrants, preferred stock and units of up to $41,997,500 in the aggregate.
(2)	Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.
(3)	Also covered is such an indeterminate amount of common stock (i) as may be issuable or deliverable upon conversion of shares of preferred stock and (ii) as may be required for delivery upon conversion of shares of preferred stock as a result of anti-dilution provisions.
(4)	Also covered is such an indeterminate amount of common stock and preferred stock (i) as may be issuable or deliverable upon exercise of warrants, and (ii) as may be required for delivery upon exercise of any warrants as a result of anti-dilution provisions.
(5)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(6)	The offering price for the shares of common stock being registered hereunder underlying warrants is the actual exercise price of such warrants.
(7)	$1,842 was previously paid by pSivida Limited. See note 1.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE NO. 1

This Post-Effective Amendment No. 1 to Form F-3 on Form S-3 (the “Post-Effective Amendment”) is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), to notify the Securities and Exchange Commission (the “SEC”) that a new Delaware corporation named pSivida Corp. is the successor to pSivida Limited as a result of the redomiciling of pSivida Limited from Western Australia, Australia to Delaware, United States. We refer to such redomiciling as the “Reincorporation.” The Reincorporation was consummated pursuant to a scheme of arrangement under Australian law which was approved by pSivida Limited’s shareholders and the Federal Court of Australia and in which all outstanding ordinary shares of pSivida Limited were transferred by court order to pSivida Corp. in exchange for shares of common stock of pSivida Corp. Immediately prior to the Reincorporation, pSivida Corp. had no assets or liabilities other than nominal assets or liabilities.

The Post-Effective Amendment amends the Registration Statement on Form F-3, Registration No. 333-141091 filed by pSivida Limited (the “Registration Statement”), and pursuant to Rule 414(d) of the Securities Act, pSivida Corp., as successor to pSivida Limited, hereby adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended. The Post-Effective Amendment registers shares of common stock of pSivida Corp. underlying warrants issued in July 2007 and an indeterminate number of shares of common stock, warrants, preferred stock and units that may be offered hereunder by the registrant from time to time.

EXPLANATORY NOTE NO. 2

This Registration Statement contains two prospectuses: one to be used in connection with offerings by pSivida Corp. from time to time of an indeterminate number of shares of common stock, warrants, preferred stock and units (which we refer to collectively as the “Securities”) of up to $41,997,500 in the aggregate, and one to be used in connection with the issuance of common stock upon exercise of warrants sold by pSivida Limited in its July 2007 offering.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus, subject to completion, dated July 3, 2008.

PSIVIDA CORP.

Common Stock, Warrants, Preferred Stock and Units

pSivida Corp. may offer from time to time, in one or more series or issuances and at prices and on terms that will be determined at the time of offering up to $41,997,500 in gross proceeds to pSivida Corp. of:

•	Common Stock

•	Warrants

•	Preferred Stock

•	Units

We will provide specific terms of the common stock, warrants, preferred stock and units (which we refer to collectively as the “Securities”) in supplements to this prospectus at the time when we offer them. You should read this prospectus and applicable supplement carefully before you invest in any of these securities.

Our common stock is quoted on the NASDAQ Global Market under the symbol “PSDV”. The last reported sale price of our common stock on the NASDAQ Global Market on July 1, 2008 was $2.895.

Our common stock is also listed on the Frankfurt Stock Exchange under the symbol “PV3A”.

Based on the last reported sale price of our common stock on the NASDAQ Global Market on July 1, 2008 ($2.895), the aggregate market value of our outstanding common stock held by non-affiliates was approximately $45,844,760. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2008.

You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find Additional Information.”

You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find Additional Information.”

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings resulting in gross proceeds to us of up to $41,997,500. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extend that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, you should assume that the statements made in the prospectus supplement modify or supersede those made in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” on page 17 of this prospectus.

THE COMPANY

Our Business

We are a global drug delivery company committed to the biomedical sector and the development of therapeutic delivery products. We have two U.S. Food and Drug Administration (“FDA”) approved products: Retisert for the treatment of posterior uveitis, and Vitrasert for the treatment of AIDS-related cytomegalovirus retinitis. The Company has licensed the technologies underlying both of these products to Bausch & Lomb Incorporated (“Bausch & Lomb”). We have one product candidate in Phase III clinical trials: Medidur with fluocinolone acetonide (FA) for the treatment of diabetic macular edema (DME), (“Medidur FA for DME”). The technology underlying this product candidate is licensed to Alimera Sciences, Inc. (“Alimera”). We have a worldwide collaborative research and license agreement with Pfizer Inc. (“Pfizer”) under which Pfizer may develop additional ophthalmic products using this technology. We also have one product candidate for which we recently completed a Phase IIa clinical trial and expect to shortly begin a Phase IIb dose-ranging clinical trial: BrachySil for the treatment of pancreatic cancer.

Recent Developments

On June 19, 2008, we reincorporated from Western Australia to the United States (the “Reincorporation’). The Reincorporation was consummated pursuant to a scheme of arrangement under Australian law in which all outstanding ordinary shares of pSivida Limited, a company incorporated in Western Australia, were transferred by court order to pSivida Corp., a company incorporated in Delaware, in exchange for shares of pSivida Corp. common stock. Holders of pSivida Limited ordinary shares received one CHESS Depositary Instrument (“CDI”), representing one share of pSivida Corp. common stock, for every forty ordinary shares of pSivida Limited. Holders of pSivida Limited American Depositary Shares (“ADSs”) received one share of pSivida Corp. common stock for every four ADSs of pSivida Limited. Pursuant to the scheme of arrangement, by court order, all of the assets of pSivida Limited, including stock in its subsidiaries, were transferred to pSivida Corp. and all of the liabilities of pSivida Limited, including options and warrants, were transferred to and assumed by pSivida Corp., and pSivida Limited was deregistered without a winding up. The common stock of pSivida Corp. is listed on the NASDAQ Global Market and the Frankfurt Stock Exchange. pSivida Corp. CDIs are listed on the Australian Stock Exchange and the Frankfurt Stock Exchange.

Except as otherwise indicated, references in this prospectus to “pSivida”, “the company”, “we”, “us”, “our”, or similar terms refer to pSivida Limited and its subsidiaries prior to June 19, 2008 and pSivida Corp. and its subsidiaries from such date.

All share amounts and all information relating to convertible securities in this prospectus have been retroactively adjusted to reflect the Reincorporation share exchange ratio, unless otherwise stated.

Trademarks

BioSilicon™, BrachySil™, Durasert™ (formerly known as AEON), CODRUG™ and Medidur™ are our trademarks. Vitrasert® and Retisert® are Bausch & Lomb’s trademarks.

Corporate Information

Our principal executive office (and mailing address) is located at 400 Pleasant Street, Watertown, MA 02472, and our telephone number is (617) 926-5000.

RISK FACTORS

In considering whether to invest in our common stock, you should carefully read and consider the risks described below, together with all of the information we have included in this prospectus.

Risks related to our company and our business

If we do not receive expected payments from Pfizer or Alimera, we may be required to seek additional capital in order to fund our operations, and our ability to obtain additional capital is uncertain.

Our cash and cash equivalents totaled approximately $18.2 million at March 31, 2008. We currently believe that if the Pfizer and Alimera agreements continue and we receive the Pfizer research and development funding, Alimera continues to fund the development of Medidur FA and we receive the scheduled conditional note payments from Alimera, our existing cash resources together with these payments will be sufficient to fund our operations under our current operating plan through at least June 30, 2010. However, if Pfizer or Alimera fails to make these expected payments or if Alimera stops funding the development of Medidur FA, we may be required to seek additional capital prior to June 30, 2010. Whether and when we will require additional capital will depend upon many other factors, including, but not limited to:

•

the continuation of and payments under, our existing collaboration and license agreements with Pfizer, Alimera and others, including their continued funding of our programs and our receipt of milestone, royalty, note and other payments, and the development of new collaboration and licensing agreements for other product candidates, such as BrachySil;

•	the amount and timing of sales of Retisert, which affects the timing of the resumption of Retisert royalty payments and the amount of such royalty payments;

•	the scope and extent of our internally funded operations, including our programs for BrachySil and other potential BioSilicon product candidates;

•	our ability to establish and maintain strategic arrangements (in addition to those set forth above) for research, development, clinical testing, manufacturing and marketing;

•	the success of our products and product candidates, including the timing and costs of regulatory approvals and the commercial success of approved products;

•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims; and

•	changes in our current operating plan, which may affect our need for capital.

If we require additional capital in the future, we do not know if it will be available when needed or on terms favorable to us or our stockholders. If available, additional equity financing may be dilutive to stockholders, debt financing may involve restrictive covenants or other unfavorable terms and potentially dilutive equity, and collaboration agreements may be on unfavorable terms, including a requirement that we relinquish rights to our technologies or products. If adequate financing is not available if and when needed, we may be required to delay, reduce the scope of or eliminate one or more of our research or development programs or otherwise reduce our cash requirements.

We have a history of losses; we expect to continue to incur losses, and we may never become profitable.

pSivida was formed in 2000. As primarily a research and development company, we have incurred operating losses in every year of our existence. We incurred a net loss of $12.3 million for the year ended June 30, 2005, a net loss of $47.0 million for the year ended June 30, 2006 and a net loss of $81.2 million for the year ended June 30, 2007. As of June 30, 2007, we had an accumulated deficit of $148.9 million. We have not achieved profitability and expect to continue to incur net losses through at least the fiscal year ending June 30, 2010, and we may incur losses beyond that time, particularly if our Medidur FA for DME product candidate is not approved and widely marketed. Even if Medidur FA for DME or BrachySil is approved and marketed at some point after June 30, 2010, sales of Medidur FA for DME and BrachySil, combined with royalty income from our current products and any other products and any other sources of revenue, may not be sufficient to result in profitability at that time or at any other time.

We do not currently derive significant revenue from Retisert, and there is no assurance that Retisert will ever be a material source of revenue.

On December 30, 2005, we acquired Control Delivery Systems, Inc. (“CDS”), which had incurred net losses in each of its previous five fiscal years. Following regulatory approval for Retisert in April 2005, CDS entered into an advance royalty agreement with Bausch & Lomb in June 2005 pursuant to which CDS received $3.0 million up front in lieu of $6.25 million of future Retisert royalties that otherwise would be payable to us under the license agreement. As of March 31, 2008, an additional $3.3 million of future royalties otherwise payable from the sales of Retisert must be earned before we are entitled to receive any royalty payments from Bausch & Lomb. At June 30, 2007, we decreased our assessment of the probable level of future sales of Retisert as a result of historical sales trends and Bausch & Lomb’s decision to withdraw its European application for authorization to market Retisert, resulting in a $45.3 million impairment write-down of the value assigned to the Retisert patents as of the CDS acquisition. We cannot predict when, if ever, we will begin receiving full royalty payments from Bausch & Lomb or the amount of any future royalty payments that we will receive.

Our current licensees may terminate their agreements with us at any time, and if they do, we may not be able to effectively develop and sell our products.

Our licensees have rights of termination under our agreements with them. Exercise of termination rights by those parties may leave us temporarily or permanently without development, marketing or sales resources, which may have an adverse effect on our business, financial condition and results of operations. Additionally, our interests may not continue to coincide with those of our partners, and our partners may develop independently or with third parties, products or technologies that could compete with our products. Further, disagreements over rights or technologies or other proprietary interests may occur.

We have exclusively licensed certain of our controlled drug delivery technologies to Pfizer for certain ophthalmic applications. Pfizer is funding research and further development and commercialization of products licensed under our agreement with them. Pfizer may terminate the agreement without penalty at any time and for any reason upon 60 days written notice. We have exclusively licensed our technology with respect to Vitrasert, Retisert and certain other ophthalmic uses to Bausch & Lomb, and with respect to Medidur FA for DME and certain other ophthalmic uses to Alimera. Bausch & Lomb is responsible for funding and managing the development and commercialization of all licensed products and can terminate its agreement with us without penalty at any time upon 90 days’ written notice. Pursuant to the amended collaboration agreement with Alimera, Alimera has assumed financial responsibility for the development of licensed products, along with sole responsibility for the commercialization of such licensed products. Alimera may abandon the development and commercialization of any licensed product at any time.

Alimera was incorporated in June 2003 and has limited resources. Any of Pfizer, Alimera or Bausch & Lomb may decide not to continue with or commercialize any or all of the licensed products, change strategic focus, pursue alternative technologies or develop competing products. While Pfizer and Bausch & Lomb have significant experience in the ophthalmic field and have substantial resources, there is no assurance as to whether, and to what extent, that experience and those resources will be devoted to our technologies. Because we do not currently have sufficient funding or internal capabilities to develop and commercialize these products and product candidates, decisions, actions, breach or termination of these agreements by Pfizer, Bausch & Lomb or Alimera could delay or stop the development or commercialization of Retisert, Medidur FA for DME or other of our product candidates licensed to such entities.

We have paid penalties pursuant to registration agreements with securities holders relating to resale registration statements, and any requirement to pay such penalties in the future may have a material adverse effect on our financial condition.

We have registration rights agreements that require us to file and maintain the effectiveness of registration statements for the resale of our common stock, which provide for monetary penalties in the event of our failure to do so. During the year ended June 30, 2007, we paid registration delay penalties of approximately $2.3 million in connection with our Sandell subordinated promissory note and our Absolute subordinated convertible notes. Our failure or inability to maintain the effectiveness of any of our required registration statements or to adequately update information in the related prospectuses may subject us to additional penalties under our current registration rights agreements. Payment of additional penalties may have a material adverse effect on our financial condition and may require us to suspend, curtail or terminate our operations or delay, reduce the scope of or eliminate one or more of our research and development programs, any of which could have a material adverse effect on our business.

Our product candidates are based upon new or unproven technologies and may not prove to be effective or achieve market acceptance.

We are currently seeking to develop products based upon our technologies, and our long-term viability and growth will depend on the successful development and commercialization of product candidates. Product development and commercialization are very expensive and involve a high degree of risk. Only a small number of research and development programs result in the commercialization of a product. Other risks include the potential for ineffectiveness, lack of safety, unreliability, failure to receive necessary regulatory clearances or approvals and the emergence of superior or equivalent products. Although we have developed two marketed products (Vitrasert and Retisert) based on our Durasert technology, it is uncertain whether our Durasert technology will prove useful or effective in other products. No products based on our BioSilicon or CODRUG technologies have to date received FDA approval. Even if one or more of our product candidates is approved by the FDA, there is no assurance that these product candidates will achieve market acceptance.

We rely heavily upon patents and trade secrets to protect our proprietary technologies. If we fail to protect our intellectual property or infringe on others’ technologies, our ability to develop and market our products and product candidates may be compromised.

Our success is dependent on whether we can obtain patents, defend our existing patents and operate without infringing on the proprietary rights of third parties. As of May 31, 2008, we had 118 patents and 275 pending patent applications, including patents and pending applications covering our Durasert, BioSilicon and CODRUG technologies. Intellectual property protection of our technologies is uncertain. We expect to seek to patent and protect our proprietary technologies. However, there is no assurance that any additional patents will be issued to us as a result of our pending or future patent applications or that any of our patents will withstand challenges by others. In addition, we may not have sufficient funds to patent and protect our proprietary technologies to the extent that we would desire or at all. If we were determined to be infringing any third party patent, we could be required to pay damages, alter our products or processes, obtain licenses, pay royalties or cease certain operations. We may not be able to obtain any required licenses on commercially favorable terms, if at all. In addition, many of the laws of foreign countries in which we intend to operate may treat the protection of proprietary rights differently from, and may not protect our proprietary rights to the same extent as, laws in the United States and Patent Co-operation Treaty countries.

Prior art may reduce the scope or protection of, or invalidate, patents. Previously conducted research or published discoveries may prevent patents from being granted, invalidate issued patents or narrow the scope of any protection obtained. Reduction in scope of protection or invalidation of our licensed or owned patents, or our inability to obtain patents, may enable other companies to develop products that compete with our products and product candidates on the basis of the same or similar technology. As a result, our patents and those of our licensors may not provide any or sufficient protection against competitors.

While we have not been and are not currently involved in any litigation over intellectual property, such litigation may be necessary to enforce any patents issued or licensed to us or to determine the scope and validity of third party proprietary rights. We may also be sued by one or more third parties alleging that we infringe their intellectual property rights. Any intellectual property litigation would be likely to result in substantial costs to us and diversion of our efforts. If our competitors claim technology also claimed by us and if they prepare and file patent applications in the U.S. or other jurisdictions, we may have to participate in interference proceedings declared by the U.S. Patent and Trademark office or appropriate foreign patent office to determine priority of invention, which could result in substantial cost to us and diversion of our efforts. Any such litigation or interference proceedings, regardless of the outcome, could be expensive and time consuming. Litigation could subject us to significant liabilities to third parties, requiring disputed rights to be licensed from third parties and/or require us to cease using certain technologies.

We also rely on trade secrets, know-how and technology that are not protected by patents to maintain our competitive position. We try to protect this information by entering into confidentiality agreements with parties that have access to it, such as our corporate partners, collaborators, employees, and consultants. Any of these parties could breach these agreements and disclose our confidential information, or our competitors might learn of the information in some other way. If any material trade secret, know-how or other technology not protected by a patent were to be disclosed to or independently developed by a competitor, our competitive position could be materially harmed.

If we do not receive the necessary regulatory approvals, we will be unable to commercialize our product candidates.

Our current and future activities are and will be subject to stringent regulation by governmental authorities in the U.S., Europe and other countries. Before we or our collaborative partners can manufacture, market and sell any of our product candidates, approval from the FDA and/or foreign regulatory authorities is first required. Generally, in order to obtain these approvals, pre-clinical studies and clinical trials must demonstrate that each of our product candidates is safe for human use and effective for its targeted disease. Our product candidates are in various stages of pre-clinical and clinical testing. If clinical trials for any of these products are not successful, those products cannot be manufactured and sold and will not generate revenue from sales. Clinical trials for our product candidates may fail or be delayed by many factors, including the following:

•	our lack of sufficient funding to pursue trials rapidly or at all;

•	our inability to attract clinical investigators for trials;

•	our inability to recruit patients in sufficient numbers or at the expected rate;

•	adverse side effects;

•	failure of the trials to demonstrate a product’s safety or efficacy;

•	our failure to meet FDA or other regulatory agency requirements for clinical trial design or for demonstrating efficacy for a particular product;

•	our inability to follow patients adequately after treatment;

•	changes in the design or manufacture of a product;

•	our inability to manufacture sufficient quantities of materials for use in clinical trials; and

•	governmental or regulatory delays.

Results from pre-clinical testing and early clinical trials often do not accurately predict results of later clinical trials. Data obtained from pre-clinical and clinical activities are susceptible to varying interpretations which may delay, limit or prevent regulatory approval. Data from pre-clinical studies, early clinical trials and interim periods in multi-year trials are preliminary and may change, and final data from pivotal trials for such products may differ significantly. Serious adverse side effects may develop that delay, limit or prevent the regulatory approval of products, or cause their regulatory approvals to be limited or even rescinded. Additional trials necessary for approval may not be undertaken or may ultimately fail to establish the safety and efficacy of proposed products. The FDA or other relevant regulatory agencies may not approve proposed products for manufacture and sale. Any product approvals we achieve could also be withdrawn for failure to comply with regulatory standards or due to unforeseen problems after the products’ marketing approval.

In addition to testing, regulatory agencies impose various requirements on manufacturers and sellers of products under their jurisdiction, such as labeling, manufacturing practices, record keeping and reporting. Regulatory agencies may also require post-marketing testing and surveillance programs to monitor a product’s effects. Furthermore, changes in existing regulations or the adoption of new regulations could prevent us from obtaining, or affect the timing of, future regulatory approvals.

We have a limited ability to develop and market products ourselves. If we are unable to find marketing or commercialization partners, or our marketing or commercialization partners do not successfully develop or market our products, we may be unable to effectively develop and market products on our own.

We have limited product development capability and no marketing or sales staff. Developing products and achieving market acceptance for them will require extensive and substantial efforts by experienced personnel as well as expenditure of significant funds. We may not be able to establish sufficient capabilities necessary to develop products and achieve market penetration ourselves.

Our business strategy includes entering into collaborative arrangements for the development and commercialization of our product candidates, and we currently have collaborations with Alimera, Pfizer and Bausch & Lomb. The curtailment or termination of any of these arrangements could adversely affect our business, our ability to develop and commercialize our products and proposed products and our ability to fund operations.

The success of these and future collaborative arrangements will depend heavily on the experience, resources, efforts and activities of our collaborators. Our collaborators have, and are expected to have, significant discretion in making these decisions. Risks that we face in connection with our collaboration strategy include the following:

•	our collaborative arrangements are, and are expected to be, subject to termination under various circumstances including on short notice and without cause;

•

we are required, and expect to be required, under our collaborative arrangements not to conduct specified types of research and development in the field that is the subject of the collaboration, limiting the areas of research and development that we can pursue;

•	our collaborators may develop and commercialize, either alone or with others, products that are similar to or competitive with our products;

•

our collaborators, consistent with other pharmaceutical and biotechnology companies that have historically acted similarly, may for a variety of reasons change the focus of their development and commercialization efforts or decrease or fail to increase spending related to our products, limiting the ability of our products to reach their potential;

•	our collaborators may lack the funding or experience to develop and commercialize our products successfully or may otherwise fail to do so; and

•	our collaborators may not perform their obligations, in whole or in part.

To the extent that we choose not to, or we are unable to, enter into future license agreements with marketing and sales partners and seek to market and sell products ourselves, we would experience increased capital requirements to develop the ability to market and sell future products. We may not be able to market or sell our technology or future products independently in the absence of such agreements.

If our competitors and potential competitors develop products that receive regulatory approval before our product candidates are approved or reach the market prior to our product candidates or are more effective or have fewer side effects than our products or product candidates, our products or product candidates may not achieve the sales we anticipate and could be rendered obsolete.

We believe that pharmaceutical, drug delivery and biotechnology companies, research organizations, governmental entities, universities, hospitals, other nonprofit organizations and individual scientists are seeking to develop the drugs, therapies, products, approaches or methods to treat our targeted diseases or their underlying causes. For many of our targeted diseases, competitors have alternate therapies that are already commercialized or are in various stages of development ranging from discovery to advanced clinical trials. Any of these drugs, therapies, products, approaches or methods may receive government approval or gain market acceptance more rapidly than our products and product candidates, may offer therapeutic or cost advantages or may cure our targeted diseases or their underlying causes completely, which could reduce demand for our products and product candidates and could render them noncompetitive or obsolete. For example, sales of Vitrasert for the treatment of cytomegalovirus retinitis, a disease that affects people with late-stage AIDS, have declined significantly, because of new treatments that delay the onset of late-stage AIDS.

Many of our competitors and potential competitors have substantially greater financial, technological, research and development, marketing and personnel resources than us. Our competitors may succeed in developing alternate technologies and products that in comparison to the products we have and are seeking to develop:

•	are more effective and easier to use;

•	are more economical;

•	have fewer side effects, or

•	otherwise render our products less competitive or obsolete.

These competitors may also have greater experience in developing products, conducting clinical trials, obtaining regulatory approvals or clearances and manufacturing and marketing products or technologies.

Problems associated with international business operations could affect our ability to manufacture and sell our products. If we encounter such problems, our costs could increase and our development of products could be delayed.

We currently maintain offices in the U.S. and the U.K. and have engaged consultants in Australia. BrachySil is produced for us in Germany and the U.K., and BioSilicon is produced in-house and by third party contractors in the U.K. We have research and development facilities in the U.K. and the U.S. and we intend to license products for sale and/or sell products in most major world healthcare markets. A number of risks are inherent in our international strategy. In order for us to license and manufacture our products, we must obtain country and jurisdiction-specific regulatory approvals or clearances to comply with regulations regarding safety and quality. We may not be able to obtain or maintain regulatory approvals or clearances in such countries, and we may be required to incur significant costs in obtaining or maintaining foreign regulatory approvals or clearances. In addition, our operations and revenues may be subject to a number of risks associated with foreign commerce, including the following:

•	staffing and managing foreign operations;

•	political and economic instability;

•	foreign currency exchange fluctuations;

•	foreign tax laws, tariffs and freight rates and charges;

•	timing and availability of export licenses;

•	inadequate protection of intellectual property rights in some countries; and

•	obtaining required governmental approvals.

If we encounter problems with product manufacturing, we could experience delays in product development and commercialization, which would adversely affect our future profitability.

Our ability to conduct timely preclinical and clinical research and development programs, obtain regulatory approvals, commercialize our product candidates and fulfill our contract manufacturing obligations to others will depend, in part, upon our ability to manufacture our products, either directly or through third parties, in accordance with FDA and other regulatory requirements. We currently have BioSilicon production capability at our facility and under contract in the United Kingdom for use in internal and collaborative research. BrachySil is currently manufactured under contract, in accordance with applicable current good manufacturing practices, or cGMP. We currently manufacture clinical supplies of Medidur pursuant to our agreement with Alimera. We are also obligated to manufacture all clinical supplies pursuant to our agreement with Pfizer, but only to the extent required in the research plan.

We could experience delays in development or commercialization of our product candidates if we or our partners are unable to manufacture by ourselves, or to source third parties to manufacture, Medidur, BioSilicon, BrachySil or other product candidates. We may not be able to manufacture our proposed products successfully or have a third party manufacture them in a cost-effective manner. If we are unable to develop our own manufacturing facilities or to obtain or retain third-party manufacturing on acceptable terms, we may not be able to conduct certain future pre-clinical and clinical testing or to supply commercial quantities of our products.

We have licensed to Pfizer the exclusive rights to manufacture commercial quantities of ophthalmic products covered by its license agreement with us. We have licensed to Bausch & Lomb the exclusive rights to manufacture commercial quantities of

Vitrasert, Retisert and other products covered by its license agreement with us. We have licensed to Alimera the rights to manufacture commercial quantities of Medidur FA for DME, if approved for marketing, and other products covered by its license agreement with us. Our current reliance on third party manufacturers for some of our products entails risks, including:

•

the possibility that third parties may not comply with the FDA’s cGMP regulations, other regulatory requirements, and those of similar foreign regulatory bodies, and may not employ adequate quality assurance practices;

•	supply disruption, deterioration in product quality or breach of a manufacturing or license agreement by the third party because of factors beyond our control;

•	the possible termination or non-renewal of a manufacturing or licensing agreement with a third party at a time that is costly or inconvenient to us; and

•	our inability to identify or qualify an alternative manufacturer in a timely manner, even if contractually permitted to do so.

If third-party reimbursement and health care providers do not cover the cost of our products, market acceptance could be limited.

In both domestic and foreign markets, our ability to commercialize our products will depend, in part, upon the availability of reimbursement from third-party payors, such as government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the price and cost-effectiveness of medical products. If our products are not considered cost-effective, third-party payors may limit reimbursement. Governments and other third-party payors are increasingly attempting to contain healthcare costs by limiting both coverage and the level of reimbursement for new therapeutic products and by refusing, in some cases, to provide any coverage for uses of approved products for disease indications for which they have not been granted regulatory approval. If government and third-party payors do not provide adequate coverage and reimbursement levels for uses of our products, the market acceptance of our products would be limited.

There have been a number of U.S. federal and state proposals during the last few years to subject the pricing of pharmaceuticals to government control and to make other changes to the health care system of the U.S. It is uncertain what legislative proposals will be adopted or what actions federal, state or private payors for health care goods and services may take in response to any health care reform proposals or legislation. Similar health care reforms may also be implemented outside of the U.S. We cannot predict the effect health care reforms may have on our business.

If we fail to retain some or all of our key personnel, our business could suffer.

We are dependent upon the principal members of our management, administrative and scientific staff. In addition, we believe that our future success in developing our products and achieving a competitive position will depend to a large extent on whether we can attract and retain additional qualified management and scientific personnel. There is strong competition for such personnel within the industry in which we operate and we may not be able to continue to attract such personnel either to Massachusetts, where much of our research and development is conducted, or to Malvern in the United Kingdom. As we do not have large numbers of employees and our products are unique and highly specialized, the loss of the services of one or more of the senior management or scientific staff, or the inability to attract and retain additional personnel and develop expertise as needed, could have a material adverse effect on our results of operations and financial condition.

If we are subject to product liability suits, we may not have sufficient insurance to cover damages.

The testing, manufacturing, and marketing and sale of the products utilizing our technologies involves risks that product liability claims may be asserted against us or our licensees. Our current clinical trial and product liability insurance may not be adequate to cover damages resulting from product liability claims. Further, we may not be able to acquire sufficient clinical trial or product liability insurance in the future on reasonable commercial terms, if at all.

If we fail to comply with environmental laws and regulations, our ability to manufacture and commercialize products may be adversely affected.

Medical and biopharmaceutical research and development involves the controlled use of hazardous materials, such as radioactive compounds and chemical solvents. We are subject to federal, state and local laws and regulations in the U.S. and abroad governing the use, manufacture, storage, handling and disposal of such materials and waste products. We could be subject to both criminal liability and civil damages in the event of an improper or unauthorized release of, or exposure of individuals to, hazardous materials. In addition, claimants may sue us for injury or contamination that results from our use or the use by third parties of these materials, and our liability may exceed our total assets. Compliance with environmental laws and regulations is expensive, and current or future environmental regulations may impair our research, development or production efforts or harm our operating results.

We have identified a material weakness in our internal control over financial reporting. If we fail to achieve and maintain effective internal control over financial reporting, we may be unable to accurately report our financial results on a timely basis or prevent or detect errors in our financial statements, and investor confidence and the market price of our shares may be adversely affected.

Our management assessed the effectiveness of our internal control over financial reporting as of June 30, 2007 pursuant to section 404 of the Sarbanes-Oxley Act of 2002 and related SEC rules and concluded that our internal control over financial reporting was not effective as of June 30, 2007. Specifically, management identified a material weakness in our internal control over financial reporting. The material weakness that management identified relates to an inadequate amount of accounting and finance personnel sufficiently trained to address certain of the major transactions and complex accounting and financial reporting matters that arise from time-to-time. This material weakness in our internal control over financial reporting also resulted in a conclusion by our management that disclosure controls and procedures were not effective as of March 31, 2008.

We recently restated our unaudited condensed consolidated financial statements as of and for the quarters ended March 31, 2008, December 31, 2007 and September 30, 2007. Subsequent to March 31, 2008, we identified an error requiring an adjustment of $4.7 million to Goodwill and Additional paid-in capital at March 31, 2008, December 31, 2007 and September 30, 2007. The error was the result of incorrectly translating the Australian dollar value of shares issued as purchase consideration for our acquisition of CDS back to U.S. dollars by using the exchange rate at the measurement date determined under Australian equivalents to International Financial Reporting Standards instead of under accounting principles generally accepted in the United States (“US GAAP”). This error relates to the control deficiency identified above.

We are in the process of addressing our material weakness and will seek to maintain effective internal control over financial reporting and disclosure controls and procedures. If we are not able to effectively address the identified material weakness or otherwise fail to maintain effective internal control over financial reporting or effective disclosure controls and procedures, we may be unable to accurately report our financial results in a timely manner or prevent errors or fraud, and investor confidence and the market price of our shares may be adversely affected.

Our operating results could be adversely affected as a result of the impact of amortization or impairment of other intangibles, which could adversely affect the price of your securities.

In connection with our acquisition of CDS and our acquisition of pSiMedica, we recorded significant amounts of goodwill, patents and licenses, as well as deferred tax liability. Goodwill is not subject to amortization, but is subject to at least an annual impairment analysis, which may result in an impairment charge. Patents and licenses are amortized over the estimated useful life of the related assets. Amortization and impairment charges may adversely affect the price of our shares.

At June 30, 2007, as required annually under US GAAP, we conducted a review of the recoverability of our intangible assets. In July 2007 we received formal confirmation of our prior understanding from industry sources that Bausch and Lomb had withdrawn its European application, originally filed in September 2006, for authorization to market Retisert. On the basis of these specific circumstances, we evaluated the recoverable amounts of the Retisert intangible assets and recorded an impairment charge of $45.3 million related to these assets. We will continue to conduct impairment analyses of goodwill at the end of each fiscal year and conduct an impairment analysis of goodwill or other intangible assets whenever a triggering event occurs. Our results of operations may be materially adversely affected by the results of any such impairment analysis.

Risks related to our common stock

The price of our common stock may be volatile.

The price of our common stock and CDIs may be affected by developments directly affecting our business and by developments out of our control or unrelated to us. The biotechnology sector in particular, and the stock market generally, are vulnerable to abrupt changes in investor sentiment. Prices of securities and trading volume of companies in the biotechnology industry, including ours, can swing dramatically in ways unrelated to, or that bear a disproportionate relationship to, operating performance. The price of our common stock and CDIs and their trading volumes may fluctuate based on a number of factors including, but not limited to:

•	clinical trial results and other product and technological developments and innovations;

•	FDA and other governmental regulatory actions, receipt and timing of approvals of our product candidates, and any denials and withdrawals of approvals;

•	competitive factors, including new product ideas and technologies, clinical trial results and approvals of competitive products in our markets;

•	advancements with respect to treatment of the diseases targeted by our product candidates;

•	developments relating to collaborative partners, including execution and termination of agreements, achievement of milestones and receipt of payments;

•	availability and cost of capital and our financial and operating results;

•	changes in reimbursement policies or other practices relating to our product candidates or the pharmaceutical industry generally;

•	meeting, exceeding or failing to meet analysts’ or investors’ expectations, and changes in evaluations and recommendations by securities analysts;

•	economic, industry and market conditions, changes or trends; and

•	other factors unrelated to us or the biotechnology industry.

In addition, low trading volume in our common stock or our CDIs may increase their price volatility. Holders of our common stock and CDIs may not be able to liquidate their positions at the desired time or price.

If the holders of our outstanding warrants and stock options exercise their warrants and options, your ownership may be diluted and our stock price may decline.

The issuance of shares of our common stock upon exercise of the outstanding warrants and stock options would result in dilution to the interests of other holders of our common stock. As of May 31, 2008, and as adjusted to give effect to the Reincorporation (including the Reincorporation’s share exchange ratio), we had outstanding warrants and options to acquire 11,655,273 shares of our common stock (including shares issuable in the form of CDIs), or approximately 63.8% of our total outstanding shares.

The warrant exercise prices may be adjusted under certain circumstances, including, among others, in the event we issue securities in a rights offering at a lower price than the exercise price, or in the event that we issue a share dividend or otherwise recapitalize our shares. Any such downward adjustment of the warrant exercise prices could result in a higher number of shares of common stock being issuable, resulting in further potential dilution to existing shareholders.

Pfizer owns a significant percentage of our common stock and is a collaborative partner and therefore may be able to influence our business in ways that are not beneficial to you.

Pfizer owned approximately 10.2% of our outstanding shares as of May 31, 2008 and is a collaborative partner. As a result, Pfizer may be able to exert significant influence over our board of directors and how we operate our business. The concentration of ownership may also have the effect of delaying or preventing a change in control of our company.

FORWARD-LOOKING STATEMENTS

The statements incorporated by reference or contained in this prospectus discuss our future expectations, contain projections of our results of operations or financial condition, and include other forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended. Our actual results may differ materially from those expressed in forward-looking statements made or incorporated by reference in this prospectus. Forward-looking statements that express our beliefs, plans, objectives, assumptions or future events or performance may involve estimates, assumptions, risks and uncertainties. Therefore, our actual results and performance may differ materially from those expressed in the forward-looking statements. Forward-looking statements often, although not always, include words or phrases such as the following: “likely”, “expect”, “intend”, “anticipate”, “believe”, “estimate”, “plan”, “project”, “forecast” and “outlook”.

You should not unduly rely on forward-looking statements contained or incorporated by reference in this prospectus. Various factors discussed in this prospectus, including, but not limited to, all the risks discussed in “Risk Factors” may cause actual results or outcomes to differ materially from those expressed in forward-looking statements. You should read and interpret any forward-looking statements together with these risks.

Any forward-looking statement applies only as of the date on which that statement is made. We do not undertake to update any forward-looking statement to reflect events or circumstances that occur after the date on which such statement is made.

USE OF PROCEEDS

Unless we identify other uses of proceeds in a prospectus supplement, we intend to use the net proceeds from the sale of the Securities for our general corporate purposes, which may include repayment of debt, capital expenditures, acquisitions, and working capital. Pending use, the net proceeds may also be temporarily invested in short-term securities.

Depending on market conditions and our financial needs, we may, from time to time, undertake additional financings. We cannot at this time estimate the amount and timing of such financings, if any.

PLAN OF DISTRIBUTION

We may sell the Securities in any one or more of the following ways from time to time:

•	to or through underwriters;

•	to or through dealers;

•	through agents; or

•	directly to purchasers, including our affiliates.

The prospectus supplement with respect to any offering of our Securities will set forth the terms of the offering, including:

•	the name or names and addresses of any underwriters, dealers or agents;

•	the purchase price of the Securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any delayed delivery arrangements.

The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If the Securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the Securities. If underwriters are utilized in the sale of the Securities, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of Securities will be obligated to purchase all of those Securities if they purchase any of those Securities.

We may grant to the underwriters options to purchase additional Securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those Securities.

If a dealer is utilized in the sales of Securities in respect of which this prospectus is delivered, we will sell those Securities to the dealer as principal. The dealer may then resell those Securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase Securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the Securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of the Securities so offered and sold.

Offers to purchase Securities may be solicited directly by us and the sale of those Securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those Securities. The terms of any sales of this type will be described in the related prospectus supplement.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase Securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the Securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the Securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of Securities, persons participating in the offering, such as any underwriters, may purchase and sell Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the Securities, and syndicate short positions involve the sale by underwriters of a greater number of Securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Securities sold in the offering for their account may be reclaimed by the syndicate if the Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

DESCRIPTION OF SECURITIES

Common Stock

For a full description of our common stock, please refer to the documents identified in the section “Incorporation of Certain Information by Reference.”

Warrants

We may issue warrants to purchase our common stock or CDIs, each of which represents one share of our common stock, which we refer to as “equity warrants.” Equity warrants may be issued independently or together with any other Securities and may be attached to or separate from those Securities. We will issue equity warrants under warrant agreements to be entered into either between us and the warrant holders directly or between us and a bank or trust company, as warrant agent.

A prospectus supplement will describe the terms of equity warrants offered thereby, the warrant agreement relating to the equity warrants and the equity warrant certificates representing the equity warrants, including the following:

•	the title of the equity warrants;

•	the price or prices at which the equity warrants will be issued;

•	if applicable, the number of equity warrants issued with common stock or CDIs;

•	any date on and after which the equity warrants and such common stock or CDIs will be separately transferable;

•	the date on which the right to exercise the equity warrants will commence, and the date on which those rights will expire;

•	the maximum or minimum number of equity warrants that may be exercised at any time;

•	information with respect to any book-entry procedures for the registration and transfer of equity warrants;

•	a discussion of any material federal income tax considerations applicable to holding, transferring or exercising equity warrants; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exercise of the equity warrants.

Unless we specify otherwise in a prospectus supplement, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of our shareholders, or to exercise any rights whatsoever as shareholders.

As described in a prospectus supplement, the exercise price payable and the number of shares of common stock or CDIs purchasable upon the exercise of each equity warrant will be adjusted in certain events, including the issuance of a stock dividend to holders of common stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock. Instead of adjusting the number of shares of common stock or CDIs purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. No fractional shares of common stock or CDIs will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares of common stock or CDIs otherwise issuable. Unless we specify otherwise in a prospectus supplement, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of common stock or CDIs into which the equity warrant was exercisable immediately prior to the particular triggering event.

Each equity warrant will entitle the holder to purchase the principal amount or number of securities at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Equity warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will describe the procedures for exercising warrants in a prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon that exercise. If less than all of the warrants represented by a particular warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Preferred Stock

We currently have authorized 5,000,000 shares of preferred stock, par value $0.001 per share, of which no shares have been designated.

Under Delaware law and our charter, our board of directors is authorized, without stockholder approval, to issue shares of preferred stock from time to time in one or more series. Subject to limitations prescribed by Delaware law and our charter, the board of directors may determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board.

Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of our common stock might believe to be in their best interests or in which holders of some, or a majority, of our common stock might receive a premium for their shares over the then market price of those shares.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share, and the purchase price;

•	the dividend rate(s), period(s), and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into pSivida Corp. common stock or CDIs, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of the affairs of pSivida Corp.; and

•

any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of pSivida Corp.

Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, preferred stock, common stock or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the warrants, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

LEGAL MATTERS

Our counsel, Ropes & Gray LLP, Boston, Massachusetts, will pass on the validity of the securities offered by this prospectus and any accompanying prospectus supplement.

Some partners of Ropes & Gray LLP are members in RGIP LLC, which owns 14,592 shares of our common stock.

EXPERTS

The consolidated financial statements as of June 30, 2007 and 2006 and for each of the three years in the period ended June 30, 2007 incorporated in this prospectus by reference from our Current Report on Form 8-K dated June 19, 2008 have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, with respect to the securities offered hereby. This prospectus does not contain all of the information included in the registration statement. Statements in this prospectus concerning the provisions of any document are not necessarily complete. You should refer to the copies of the documents filed as exhibits to the registration statement or otherwise filed by us with the SEC for a more complete understanding of the matter involved. Each statement concerning these documents is qualified in its entirety by such reference.

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we comply with those requirements by filing annual, quarterly and current reports, proxy statements and other information with the SEC. Those reports or other information may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings and submissions also are available to the public on the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits and schedules which may be obtained as described above.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, including all filings made after the date of the registration statement of which this prospectus forms a part and prior to its effectiveness. We hereby incorporate by reference the documents listed below (File No. 000-51122):

•	Our current report on Form 8-K filed with the SEC on June 20, 2008 reporting results for the fiscal year ended June 30, 2007;

•

Our current reports on Form 8-K filed with the SEC on each of August 27, 2007, October 9, 2007, October 17, 2007, October 30, 2007, November 30, 2007, January 2, 2008, January 30, 2008, March 20, 2008, April 17, 2008, May 2, 2008, June 18, 2008 (two reports on such date) and June 24, 2008;

•	Our quarterly report on Form 10-Q for the quarter ended September 30, 2007 filed with the SEC on November 14, 2007, as amended on June 18, 2008;

•	Our quarterly report on Form 10-Q for the quarter ended December 31, 2007 filed with the SEC on February 11, 2008, as amended on June 18, 2008;

•	Our quarterly report on Form 10-Q for the quarter ended March 31, 2008 filed with the SEC on May 12, 2008, as amended on June 18, 2008;

•	Our definitive proxy statements on Schedule 14A filed with the SEC on October 26, 2007 and May 2, 2008; and

•

the description of our common stock contained in our current report on Form 8-K filed under Rule 12g-3 of the Exchange Act on June 19, 2008, including any amendments or reports filed for the purpose of updating such description.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus. Investors should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

Upon your written or oral request, we will provide at no cost to you a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Lori Freedman, Esq.

Vice President of Corporate Affairs and General Counsel

pSivida Corp.

400 Pleasant Street

Watertown, MA 02472

Telephone: (617) 926-5000

You may also access the documents incorporated by reference in this prospectus through our website www.psivida.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus, subject to completion, dated July 3, 2008.

PSIVIDA CORP.

1,440,200 Shares of Common Stock

The shares of our common stock offered by this prospectus will be issued upon exercise of warrants issued by our predecessor company, pSivida Limited, in an offering of units consisting of American Depositary Shares (“ADSs”), each ADS representing ten ordinary shares, and warrants to purchase ADSs in July 2007. We will receive proceeds from the exercise of the warrants held by a warrant holder if such holder exercises the warrants.

Our common stock is quoted on the NASDAQ Global Market under the symbol “PSDV”. The last reported sale price of our common stock on the NASDAQ Global Market on July 1, 2008 was $2.895.

Our common stock is also listed on the Frankfurt Stock Exchange under the symbol “PV3A”.

Based on the last reported sale price of our common stock on the NASDAQ Global Market on July 1, 2008 ($2.895), the aggregate market value of our outstanding common stock held by non-affiliates was approximately $45,844,760. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2008.

You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find Additional Information.”

You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find Additional Information.”

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only.

THE COMPANY

Our Business

We are a global drug delivery company committed to the biomedical sector and the development of therapeutic delivery products. We have two U.S. Food and Drug Administration (“FDA”) approved products: Retisert for the treatment of posterior uveitis, and Vitrasert for the treatment of AIDS-related cytomegalovirus retinitis. The Company has licensed the technologies underlying both of these products to Bausch & Lomb Incorporated (“Bausch & Lomb”). We have one product candidate in Phase III clinical trials: Medidur with fluocinolone acetonide (FA) for the treatment of diabetic macular edema (DME), (“Medidur FA for DME”). The technology underlying this product candidate is licensed to Alimera Sciences, Inc. (“Alimera”). We have a worldwide collaborative research and license agreement with Pfizer Inc. (“Pfizer”) under which Pfizer may develop additional ophthalmic products using this technology. We also have one product candidate for which we recently completed a Phase IIa clinical trial and expect to shortly begin a Phase IIb dose-ranging clinical trial: BrachySil for the treatment of pancreatic cancer.

Recent Developments

On June 19, 2008, we reincorporated from Western Australia to the United States (the “Reincorporation’). The Reincorporation was consummated pursuant to a scheme of arrangement under Australian law in which all outstanding ordinary shares of pSivida Limited, a company incorporated in Western Australia, were transferred by court order to pSivida Corp., a company incorporated in Delaware, in exchange for shares of pSivida Corp. common stock. Holders of pSivida Limited ordinary shares received one CHESS Depositary Instrument (“CDI”), representing one share of pSivida Corp. common stock, for every forty ordinary shares of pSivida Limited. Holders of pSivida Limited American Depositary Shares (“ADSs”) received one share of pSivida Corp. common stock for every four ADSs of pSivida Limited. Pursuant to the scheme of arrangement, by court order, all of the assets of pSivida Limited, including stock in its subsidiaries, were transferred to pSivida Corp. and all of the liabilities of pSivida Limited, including options and warrants, were transferred to and assumed by pSivida Corp., and pSivida Limited was deregistered without a winding up. The common stock of pSivida Corp. is listed on the NASDAQ Global Market and the Frankfurt Stock Exchange. pSivida Corp. CDIs are listed on the Australian Stock Exchange and the Frankfurt Stock Exchange.

Except as otherwise indicated, references in this prospectus to “pSivida”, “the company”, “we”, “us”, “our”, or similar terms refer to pSivida Limited and its subsidiaries prior to June 19, 2008 and pSivida Corp. and its subsidiaries from such date.

All share amounts and all information relating to warrants in this prospectus have been retroactively adjusted to reflect the Reincorporation share exchange ratio, unless otherwise stated.

Trademarks

BioSilicon™, BrachySil™, Durasert™ (formerly known as AEON), CODRUG™ and Medidur™ are our trademarks. Vitrasert® and Retisert® are Bausch & Lomb’s trademarks.

Corporate Information

Our principal executive office (and mailing address) is located at 400 Pleasant Street, Watertown, MA 02472, and our telephone number is (617) 926-5000.

RISK FACTORS

In considering whether to invest in our common stock, you should carefully read and consider the risks described below, together with all of the information we have included in this prospectus.

Risks related to our company and our business

If we do not receive expected payments from Pfizer or Alimera, we may be required to seek additional capital in order to fund our operations, and our ability to obtain additional capital is uncertain.

Our cash and cash equivalents totaled approximately $18.2 million at March 31, 2008. We currently believe that if the Pfizer and Alimera agreements continue and we receive the Pfizer research and development funding, Alimera continues to fund the development of Medidur FA and we receive the scheduled conditional note payments from Alimera, our existing cash resources together with these payments will be sufficient to fund our operations under our current operating plan through at least June 30, 2010. However, if Pfizer or Alimera fails to make these expected payments or if Alimera stops funding the development of Medidur FA, we may be required to seek additional capital prior to June 30, 2010. Whether and when we will require additional capital will depend upon many other factors, including, but not limited to:

•

the continuation of and payments under, our existing collaboration and license agreements with Pfizer, Alimera and others, including their continued funding of our programs and our receipt of milestone, royalty, note and other payments, and the development of new collaboration and licensing agreements for other product candidates, such as BrachySil;

•	the amount and timing of sales of Retisert, which affects the timing of the resumption of Retisert royalty payments and the amount of such royalty payments;

•	the scope and extent of our internally funded operations, including our programs for BrachySil and other potential BioSilicon product candidates;

•	our ability to establish and maintain strategic arrangements (in addition to those set forth above) for research, development, clinical testing, manufacturing and marketing;

•	the success of our products and product candidates, including the timing and costs of regulatory approvals and the commercial success of approved products;

•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims; and

•	changes in our current operating plan, which may affect our need for capital.

If we require additional capital in the future, we do not know if it will be available when needed or on terms favorable to us or our stockholders. If available, additional equity financing may be dilutive to stockholders, debt financing may involve restrictive covenants or other unfavorable terms and potentially dilutive equity, and collaboration agreements may be on unfavorable terms, including a requirement that we relinquish rights to our technologies or products. If adequate financing is not available if and when needed, we may be required to delay, reduce the scope of or eliminate one or more of our research or development programs or otherwise reduce our cash requirements.

We have a history of losses; we expect to continue to incur losses, and we may never become profitable.

pSivida was formed in 2000. As primarily a research and development company, we have incurred operating losses in every year of our existence. We incurred a net loss of $12.3 million for the year ended June 30, 2005, a net loss of $47.0 million for the year ended June 30, 2006 and a net loss of $81.2 million for the year ended June 30, 2007. As of June 30, 2007, we had an accumulated deficit of $148.9 million. We have not achieved profitability and expect to continue to incur net losses through at least the fiscal year ending June 30, 2010, and we may incur losses beyond that time, particularly if our Medidur FA for DME product candidate is not approved and widely marketed. Even if Medidur FA for DME or BrachySil is approved and marketed at some point after June 30, 2010, sales of Medidur FA for DME and BrachySil, combined with royalty income from our current products and any other products and any other sources of revenue, may not be sufficient to result in profitability at that time or at any other time.

We do not currently derive significant revenue from Retisert, and there is no assurance that Retisert will ever be a material source of revenue.

On December 30, 2005, we acquired Control Delivery Systems, Inc. (“CDS”), which had incurred net losses in each of its previous five fiscal years. Following regulatory approval for Retisert in April 2005, CDS entered into an advance royalty agreement with Bausch & Lomb in June 2005 pursuant to which CDS received $3.0 million up front in lieu of $6.25 million of future Retisert royalties that otherwise would be payable to us under the license agreement. As of March 31, 2008, an additional $3.3 million of future royalties otherwise payable from the sales of Retisert must be earned before we are entitled to receive any royalty payments from Bausch & Lomb. At June 30, 2007, we decreased our assessment of the probable level of future sales of Retisert as a result of historical sales trends and Bausch & Lomb’s decision to withdraw its European application for authorization to market Retisert, resulting in a $45.3 million impairment write-down of the value assigned to the Retisert patents as of the CDS acquisition. We cannot predict when, if ever, we will begin receiving full royalty payments from Bausch & Lomb or the amount of any future royalty payments that we will receive.

Our current licensees may terminate their agreements with us at any time, and if they do, we may not be able to effectively develop and sell our products.

Our licensees have rights of termination under our agreements with them. Exercise of termination rights by those parties may leave us temporarily or permanently without development, marketing or sales resources, which may have an adverse effect on our business, financial condition and results of operations. Additionally, our interests may not continue to coincide with those of our partners, and our partners may develop independently or with third parties, products or technologies that could compete with our products. Further, disagreements over rights or technologies or other proprietary interests may occur.

We have exclusively licensed certain of our controlled drug delivery technologies to Pfizer for certain ophthalmic applications. Pfizer is funding research and further development and commercialization of products licensed under our agreement with them. Pfizer may terminate the agreement without penalty at any time and for any reason upon 60 days written notice. We have exclusively licensed our technology with respect to Vitrasert, Retisert and certain other ophthalmic uses to Bausch & Lomb, and with respect to Medidur FA for DME and certain other ophthalmic uses to Alimera. Bausch & Lomb is responsible for funding and managing the development and commercialization of all licensed products and can terminate its agreement with us without penalty at any time upon 90 days’ written notice. Pursuant to the amended collaboration agreement with Alimera, Alimera has assumed financial responsibility for the development of licensed products, along with sole responsibility for the commercialization of such licensed products. Alimera may abandon the development and commercialization of any licensed product at any time.

Alimera was incorporated in June 2003 and has limited resources. Any of Pfizer, Alimera or Bausch & Lomb may decide not to continue with or commercialize any or all of the licensed products, change strategic focus, pursue alternative technologies or develop competing products. While Pfizer and Bausch & Lomb have significant experience in the ophthalmic field and have substantial resources, there is no assurance as to whether, and to what extent, that experience and those resources will be devoted to our technologies. Because we do not currently have sufficient funding or internal capabilities to develop and commercialize these products and product candidates, decisions, actions, breach or termination of these agreements by Pfizer, Bausch & Lomb or Alimera could delay or stop the development or commercialization of Retisert, Medidur FA for DME or other of our product candidates licensed to such entities.

We have paid penalties pursuant to registration agreements with securities holders relating to resale registration statements, and any requirement to pay such penalties in the future may have a material adverse effect on our financial condition.

We have registration rights agreements that require us to file and maintain the effectiveness of registration statements for the resale of our common stock, which provide for monetary penalties in the event of our failure to do so. During the year ended June 30, 2007, we paid registration delay penalties of approximately $2.3 million in connection with our Sandell subordinated promissory note and our Absolute subordinated convertible notes. Our failure or inability to maintain the effectiveness of any of our required registration statements or to adequately update information in the related prospectuses may subject us to additional penalties under our current registration rights agreements. Payment of additional penalties may have a material adverse effect on our financial condition and may require us to suspend, curtail or terminate our operations or delay, reduce the scope of or eliminate one or more of our research and development programs, any of which could have a material adverse effect on our business.

Our product candidates are based upon new or unproven technologies and may not prove to be effective or achieve market acceptance.

We are currently seeking to develop products based upon our technologies, and our long-term viability and growth will depend on the successful development and commercialization of product candidates. Product development and commercialization are very expensive and involve a high degree of risk. Only a small number of research and development programs result in the commercialization of a product. Other risks include the potential for ineffectiveness, lack of safety, unreliability, failure to receive necessary regulatory clearances or approvals and the emergence of superior or equivalent products. Although we have developed two marketed products (Vitrasert and Retisert) based on our Durasert technology, it is uncertain whether our Durasert technology will prove useful or effective in other products. No products based on our BioSilicon or CODRUG technologies have to date received FDA approval. Even if one or more of our product candidates is approved by the FDA, there is no assurance that these product candidates will achieve market acceptance.

We rely heavily upon patents and trade secrets to protect our proprietary technologies. If we fail to protect our intellectual property or infringe on others’ technologies, our ability to develop and market our products and product candidates may be compromised.

Our success is dependent on whether we can obtain patents, defend our existing patents and operate without infringing on the proprietary rights of third parties. As of May 31, 2008, we had 118 patents and 275 pending patent applications, including patents and pending applications covering our Durasert, BioSilicon and CODRUG technologies. Intellectual property protection of our technologies is uncertain. We expect to seek to patent and protect our proprietary technologies. However, there is no assurance that any additional patents will be issued to us as a result of our pending or future patent applications or that any of our patents will withstand challenges by others. In addition, we may not have sufficient funds to patent and protect our proprietary technologies to the extent that we would desire or at all. If we were determined to be infringing any third party patent, we could be required to pay damages, alter our products or processes, obtain licenses, pay royalties or cease certain operations. We may not be able to obtain any required licenses on commercially favorable terms, if at all. In addition, many of the laws of foreign countries in which we intend to operate may treat the protection of proprietary rights differently from, and may not protect our proprietary rights to the same extent as, laws in the United States and Patent Co-operation Treaty countries.

Prior art may reduce the scope or protection of, or invalidate, patents. Previously conducted research or published discoveries may prevent patents from being granted, invalidate issued patents or narrow the scope of any protection obtained. Reduction in scope of protection or invalidation of our licensed or owned patents, or our inability to obtain patents, may enable other companies to develop products that compete with our products and product candidates on the basis of the same or similar technology. As a result, our patents and those of our licensors may not provide any or sufficient protection against competitors.

While we have not been and are not currently involved in any litigation over intellectual property, such litigation may be necessary to enforce any patents issued or licensed to us or to determine the scope and validity of third party proprietary rights. We may also be sued by one or more third parties alleging that we infringe their intellectual property rights. Any intellectual property litigation would be likely to result in substantial costs to us and diversion of our efforts. If our competitors claim technology also claimed by us and if they prepare and file patent applications in the U.S. or other jurisdictions, we may have to participate in interference proceedings declared by the U.S. Patent and Trademark office or appropriate foreign patent office to determine priority of invention, which could result in substantial cost to us and diversion of our efforts. Any such litigation or interference proceedings, regardless of the outcome, could be expensive and time consuming. Litigation could subject us to significant liabilities to third parties, requiring disputed rights to be licensed from third parties and/or require us to cease using certain technologies.

We also rely on trade secrets, know-how and technology that are not protected by patents to maintain our competitive position. We try to protect this information by entering into confidentiality agreements with parties that have access to it, such as our corporate partners, collaborators, employees, and consultants. Any of these parties could breach these agreements and disclose our confidential information, or our competitors might learn of the information in some other way. If any material trade secret, know-how or other technology not protected by a patent were to be disclosed to or independently developed by a competitor, our competitive position could be materially harmed.

If we do not receive the necessary regulatory approvals, we will be unable to commercialize our product candidates.

Our current and future activities are and will be subject to stringent regulation by governmental authorities in the U.S., Europe and other countries. Before we or our collaborative partners can manufacture, market and sell any of our product candidates, approval from the FDA and/or foreign regulatory authorities is first required. Generally, in order to obtain these approvals, pre-clinical studies and clinical trials must demonstrate that each of our product candidates is safe for human use and effective for its targeted disease. Our product candidates are in various stages of pre-clinical and clinical testing. If clinical trials for any of these products are not successful, those products cannot be manufactured and sold and will not generate revenue from sales. Clinical trials for our product candidates may fail or be delayed by many factors, including the following:

•	our lack of sufficient funding to pursue trials rapidly or at all;

•	our inability to attract clinical investigators for trials;

•	our inability to recruit patients in sufficient numbers or at the expected rate;

•	adverse side effects;

•	failure of the trials to demonstrate a product’s safety or efficacy;

•	our failure to meet FDA or other regulatory agency requirements for clinical trial design or for demonstrating efficacy for a particular product;

•	our inability to follow patients adequately after treatment;

•	changes in the design or manufacture of a product;

•	our inability to manufacture sufficient quantities of materials for use in clinical trials; and

•	governmental or regulatory delays.

Results from pre-clinical testing and early clinical trials often do not accurately predict results of later clinical trials. Data obtained from pre-clinical and clinical activities are susceptible to varying interpretations which may delay, limit or prevent regulatory approval. Data from pre-clinical studies, early clinical trials and interim periods in multi-year trials are preliminary and may change, and final data from pivotal trials for such products may differ significantly. Serious adverse side effects may develop that delay, limit or prevent the regulatory approval of products, or cause their regulatory approvals to be limited or even rescinded. Additional trials necessary for approval may not be undertaken or may ultimately fail to establish the safety and efficacy of proposed products. The FDA or other relevant regulatory agencies may not approve proposed products for manufacture and sale. Any product approvals we achieve could also be withdrawn for failure to comply with regulatory standards or due to unforeseen problems after the products’ marketing approval.

In addition to testing, regulatory agencies impose various requirements on manufacturers and sellers of products under their jurisdiction, such as labeling, manufacturing practices, record keeping and reporting. Regulatory agencies may also require post-marketing testing and surveillance programs to monitor a product’s effects. Furthermore, changes in existing regulations or the adoption of new regulations could prevent us from obtaining, or affect the timing of, future regulatory approvals.

We have a limited ability to develop and market products ourselves. If we are unable to find marketing or commercialization partners, or our marketing or commercialization partners do not successfully develop or market our products, we may be unable to effectively develop and market products on our own.

We have limited product development capability and no marketing or sales staff. Developing products and achieving market acceptance for them will require extensive and substantial efforts by experienced personnel as well as expenditure of significant funds. We may not be able to establish sufficient capabilities necessary to develop products and achieve market penetration ourselves.

Our business strategy includes entering into collaborative arrangements for the development and commercialization of our product candidates, and we currently have collaborations with Alimera, Pfizer and Bausch & Lomb. The curtailment or termination of any of these arrangements could adversely affect our business, our ability to develop and commercialize our products and proposed products and our ability to fund operations.

The success of these and future collaborative arrangements will depend heavily on the experience, resources, efforts and activities of our collaborators. Our collaborators have, and are expected to have, significant discretion in making these decisions. Risks that we face in connection with our collaboration strategy include the following:

•	our collaborative arrangements are, and are expected to be, subject to termination under various circumstances including on short notice and without cause;

•

we are required, and expect to be required, under our collaborative arrangements not to conduct specified types of research and development in the field that is the subject of the collaboration, limiting the areas of research and development that we can pursue;

•	our collaborators may develop and commercialize, either alone or with others, products that are similar to or competitive with our products;

•

our collaborators, consistent with other pharmaceutical and biotechnology companies that have historically acted similarly, may for a variety of reasons change the focus of their development and commercialization efforts or decrease or fail to increase spending related to our products, limiting the ability of our products to reach their potential;

•	our collaborators may lack the funding or experience to develop and commercialize our products successfully or may otherwise fail to do so; and

•	our collaborators may not perform their obligations, in whole or in part.

To the extent that we choose not to, or we are unable to, enter into future license agreements with marketing and sales partners and seek to market and sell products ourselves, we would experience increased capital requirements to develop the ability to market and sell future products. We may not be able to market or sell our technology or future products independently in the absence of such agreements.

If our competitors and potential competitors develop products that receive regulatory approval before our product candidates are approved or reach the market prior to our product candidates or are more effective or have fewer side effects than our products or product candidates, our products or product candidates may not achieve the sales we anticipate and could be rendered obsolete.

We believe that pharmaceutical, drug delivery and biotechnology companies, research organizations, governmental entities, universities, hospitals, other nonprofit organizations and individual scientists are seeking to develop the drugs, therapies, products, approaches or methods to treat our targeted diseases or their underlying causes. For many of our targeted diseases, competitors have alternate therapies that are already commercialized or are in various stages of development ranging from discovery to advanced clinical trials. Any of these drugs, therapies, products, approaches or methods may receive government approval or gain market acceptance more rapidly than our products and product candidates, may offer therapeutic or cost advantages or may cure our targeted diseases or their underlying causes completely, which could reduce demand for our products and product candidates and could render them noncompetitive or obsolete. For example, sales of Vitrasert for the treatment of cytomegalovirus retinitis, a disease that affects people with late-stage AIDS, have declined significantly, because of new treatments that delay the onset of late-stage AIDS.

Many of our competitors and potential competitors have substantially greater financial, technological, research and development, marketing and personnel resources than us. Our competitors may succeed in developing alternate technologies and products that in comparison to the products we have and are seeking to develop:

•	are more effective and easier to use;

•	are more economical;

•	have fewer side effects, or

•	otherwise render our products less competitive or obsolete.

These competitors may also have greater experience in developing products, conducting clinical trials, obtaining regulatory approvals or clearances and manufacturing and marketing products or technologies.

Problems associated with international business operations could affect our ability to manufacture and sell our products. If we encounter such problems, our costs could increase and our development of products could be delayed.

We currently maintain offices in the U.S. and the U.K. and have engaged consultants in Australia. BrachySil is produced for us in Germany and the U.K., and BioSilicon is produced in-house and by third party contractors in the U.K. We have research and development facilities in the U.K. and the U.S. and we intend to license products for sale and/or sell products in most major world healthcare markets. A number of risks are inherent in our international strategy. In order for us to license and manufacture our products, we must obtain country and jurisdiction-specific regulatory approvals or clearances to comply with regulations regarding safety and quality. We may not be able to obtain or maintain regulatory approvals or clearances in such countries, and we may be required to incur significant costs in obtaining or maintaining foreign regulatory approvals or clearances. In addition, our operations and revenues may be subject to a number of risks associated with foreign commerce, including the following:

•	staffing and managing foreign operations;

•	political and economic instability;

•	foreign currency exchange fluctuations;

•	foreign tax laws, tariffs and freight rates and charges;

•	timing and availability of export licenses;

•	inadequate protection of intellectual property rights in some countries; and

•	obtaining required governmental approvals.

If we encounter problems with product manufacturing, we could experience delays in product development and commercialization, which would adversely affect our future profitability.

Our ability to conduct timely preclinical and clinical research and development programs, obtain regulatory approvals, commercialize our product candidates and fulfill our contract manufacturing obligations to others will depend, in part, upon our ability to manufacture our products, either directly or through third parties, in accordance with FDA and other regulatory requirements. We currently have BioSilicon production capability at our facility and under contract in the United Kingdom for use in internal and collaborative research. BrachySil is currently manufactured under contract, in accordance with applicable current good manufacturing practices, or cGMP. We currently manufacture clinical supplies of Medidur pursuant to our agreement with Alimera. We are also obligated to manufacture all clinical supplies pursuant to our agreement with Pfizer, but only to the extent required in the research plan.

We could experience delays in development or commercialization of our product candidates if we or our partners are unable to manufacture by ourselves, or to source third parties to manufacture, Medidur, BioSilicon, BrachySil or other product candidates. We may not be able to manufacture our proposed products successfully or have a third party manufacture them in a cost-effective manner. If we are unable to develop our own manufacturing facilities or to obtain or retain third-party manufacturing on acceptable terms, we may not be able to conduct certain future pre-clinical and clinical testing or to supply commercial quantities of our products.

We have licensed to Pfizer the exclusive rights to manufacture commercial quantities of ophthalmic products covered by its license agreement with us. We have licensed to Bausch & Lomb the exclusive rights to manufacture commercial quantities of

Vitrasert, Retisert and other products covered by its license agreement with us. We have licensed to Alimera the rights to manufacture commercial quantities of Medidur FA for DME, if approved for marketing, and other products covered by its license agreement with us. Our current reliance on third party manufacturers for some of our products entails risks, including:

•

the possibility that third parties may not comply with the FDA’s cGMP regulations, other regulatory requirements, and those of similar foreign regulatory bodies, and may not employ adequate quality assurance practices;

•	supply disruption, deterioration in product quality or breach of a manufacturing or license agreement by the third party because of factors beyond our control;

•	the possible termination or non-renewal of a manufacturing or licensing agreement with a third party at a time that is costly or inconvenient to us; and

•	our inability to identify or qualify an alternative manufacturer in a timely manner, even if contractually permitted to do so.

If third-party reimbursement and health care providers do not cover the cost of our products, market acceptance could be limited.

In both domestic and foreign markets, our ability to commercialize our products will depend, in part, upon the availability of reimbursement from third-party payors, such as government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the price and cost-effectiveness of medical products. If our products are not considered cost-effective, third-party payors may limit reimbursement. Governments and other third-party payors are increasingly attempting to contain healthcare costs by limiting both coverage and the level of reimbursement for new therapeutic products and by refusing, in some cases, to provide any coverage for uses of approved products for disease indications for which they have not been granted regulatory approval. If government and third-party payors do not provide adequate coverage and reimbursement levels for uses of our products, the market acceptance of our products would be limited.

There have been a number of U.S. federal and state proposals during the last few years to subject the pricing of pharmaceuticals to government control and to make other changes to the health care system of the U.S. It is uncertain what legislative proposals will be adopted or what actions federal, state or private payors for health care goods and services may take in response to any health care reform proposals or legislation. Similar health care reforms may also be implemented outside of the U.S. We cannot predict the effect health care reforms may have on our business.

If we fail to retain some or all of our key personnel, our business could suffer.

We are dependent upon the principal members of our management, administrative and scientific staff. In addition, we believe that our future success in developing our products and achieving a competitive position will depend to a large extent on whether we can attract and retain additional qualified management and scientific personnel. There is strong competition for such personnel within the industry in which we operate and we may not be able to continue to attract such personnel either to Massachusetts, where much of our research and development is conducted, or to Malvern in the United Kingdom. As we do not have large numbers of employees and our products are unique and highly specialized, the loss of the services of one or more of the senior management or scientific staff, or the inability to attract and retain additional personnel and develop expertise as needed, could have a material adverse effect on our results of operations and financial condition.

If we are subject to product liability suits, we may not have sufficient insurance to cover damages.

The testing, manufacturing, and marketing and sale of the products utilizing our technologies involves risks that product liability claims may be asserted against us or our licensees. Our current clinical trial and product liability insurance may not be adequate to cover damages resulting from product liability claims. Further, we may not be able to acquire sufficient clinical trial or product liability insurance in the future on reasonable commercial terms, if at all.

If we fail to comply with environmental laws and regulations, our ability to manufacture and commercialize products may be adversely affected.

Medical and biopharmaceutical research and development involves the controlled use of hazardous materials, such as radioactive compounds and chemical solvents. We are subject to federal, state and local laws and regulations in the U.S. and abroad governing the use, manufacture, storage, handling and disposal of such materials and waste products. We could be subject to both criminal liability and civil damages in the event of an improper or unauthorized release of, or exposure of individuals to, hazardous materials. In addition, claimants may sue us for injury or contamination that results from our use or the use by third parties of these materials, and our liability may exceed our total assets. Compliance with environmental laws and regulations is expensive, and current or future environmental regulations may impair our research, development or production efforts or harm our operating results.

We have identified a material weakness in our internal control over financial reporting. If we fail to achieve and maintain effective internal control over financial reporting, we may be unable to accurately report our financial results on a timely basis or prevent or detect errors in our financial statements, and investor confidence and the market price of our shares may be adversely affected.

Our management assessed the effectiveness of our internal control over financial reporting as of June 30, 2007 pursuant to section 404 of the Sarbanes-Oxley Act of 2002 and related SEC rules and concluded that our internal control over financial reporting was not effective as of June 30, 2007. Specifically, management identified a material weakness in our internal control over financial reporting. The material weakness that management identified relates to an inadequate amount of accounting and finance personnel sufficiently trained to address certain of the major transactions and complex accounting and financial reporting matters that arise from time-to-time. This material weakness in our internal control over financial reporting also resulted in a conclusion by our management that disclosure controls and procedures were not effective as of March 31, 2008.

We recently restated our unaudited condensed consolidated financial statements as of and for the quarters ended March 31, 2008, December 31, 2007 and September 30, 2007. Subsequent to March 31, 2008, we identified an error requiring an adjustment of $4.7 million to Goodwill and Additional paid-in capital at March 31, 2008, December 31, 2007 and September 30, 2007. The error was the result of incorrectly translating the Australian dollar value of shares issued as purchase consideration for our acquisition of CDS back to U.S. dollars by using the exchange rate at the measurement date determined under Australian equivalents to International Financial Reporting Standards instead of under accounting principles generally accepted in the United States (“US GAAP”). This error relates to the control deficiency identified above.

We are in the process of addressing our material weakness and will seek to maintain effective internal control over financial reporting and disclosure controls and procedures. If we are not able to effectively address the identified material weakness or otherwise fail to maintain effective internal control over financial reporting or effective disclosure controls and procedures, we may be unable to accurately report our financial results in a timely manner or prevent errors or fraud, and investor confidence and the market price of our shares may be adversely affected.

Our operating results could be adversely affected as a result of the impact of amortization or impairment of other intangibles, which could adversely affect the price of your securities.

In connection with our acquisition of CDS and our acquisition of pSiMedica, we recorded significant amounts of goodwill, patents and licenses, as well as deferred tax liability. Goodwill is not subject to amortization, but is subject to at least an annual impairment analysis, which may result in an impairment charge. Patents and licenses are amortized over the estimated useful life of the related assets. Amortization and impairment charges may adversely affect the price of our shares.

At June 30, 2007, as required annually under US GAAP, we conducted a review of the recoverability of our intangible assets. In July 2007 we received formal confirmation of our prior understanding from industry sources that Bausch and Lomb had withdrawn its European application, originally filed in September 2006, for authorization to market Retisert. On the basis of these specific circumstances, we evaluated the recoverable amounts of the Retisert intangible assets and recorded an impairment charge of $45.3 million related to these assets. We will continue to conduct impairment analyses of goodwill at the end of each fiscal year and conduct an impairment analysis of goodwill or other intangible assets whenever a triggering event occurs. Our results of operations may be materially adversely affected by the results of any such impairment analysis.

Risks related to our common stock

The price of our common stock may be volatile.

The price of our common stock and CDIs may be affected by developments directly affecting our business and by developments out of our control or unrelated to us. The biotechnology sector in particular, and the stock market generally, are vulnerable to abrupt changes in investor sentiment. Prices of securities and trading volume of companies in the biotechnology industry, including ours, can swing dramatically in ways unrelated to, or that bear a disproportionate relationship to, operating performance. The price of our common stock and CDIs and their trading volumes may fluctuate based on a number of factors including, but not limited to:

•	clinical trial results and other product and technological developments and innovations;

•	FDA and other governmental regulatory actions, receipt and timing of approvals of our product candidates, and any denials and withdrawals of approvals;

•	competitive factors, including new product ideas and technologies, clinical trial results and approvals of competitive products in our markets;

•	advancements with respect to treatment of the diseases targeted by our product candidates;

•	developments relating to collaborative partners, including execution and termination of agreements, achievement of milestones and receipt of payments;

•	availability and cost of capital and our financial and operating results;

•	changes in reimbursement policies or other practices relating to our product candidates or the pharmaceutical industry generally;

•	meeting, exceeding or failing to meet analysts’ or investors’ expectations, and changes in evaluations and recommendations by securities analysts;

•	economic, industry and market conditions, changes or trends; and

•	other factors unrelated to us or the biotechnology industry.

In addition, low trading volume in our common stock or our CDIs may increase their price volatility. Holders of our common stock and CDIs may not be able to liquidate their positions at the desired time or price.

If the holders of our outstanding warrants and stock options exercise their warrants and options, your ownership may be diluted and our stock price may decline.

The issuance of shares of our common stock upon exercise of the outstanding warrants and stock options would result in dilution to the interests of other holders of our common stock. As of May 31, 2008, and as adjusted to give effect to the Reincorporation (including the Reincorporation’s share exchange ratio), we had outstanding warrants and options to acquire 11,655,273 shares of our common stock (including shares issuable in the form of CDIs), or approximately 63.8% of our total outstanding shares.

The warrant exercise prices may be adjusted under certain circumstances, including, among others, in the event we issue securities in a rights offering at a lower price than the exercise price, or in the event that we issue a share dividend or otherwise recapitalize our shares. Any such downward adjustment of the warrant exercise prices could result in a higher number of shares of common stock being issuable, resulting in further potential dilution to existing shareholders.

Pfizer owns a significant percentage of our common stock and is a collaborative partner and therefore may be able to influence our business in ways that are not beneficial to you.

Pfizer owned approximately 10.2% of our outstanding shares as of May 31, 2008 and is a collaborative partner. As a result, Pfizer may be able to exert significant influence over our board of directors and how we operate our business. The concentration of ownership may also have the effect of delaying or preventing a change in control of our company.

FORWARD-LOOKING STATEMENTS

The statements incorporated by reference or contained in this prospectus discuss our future expectations, contain projections of our results of operations or financial condition, and include other forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended. Our actual results may differ materially from those expressed in forward-looking statements made or incorporated by reference in this prospectus. Forward-looking statements that express our beliefs, plans, objectives, assumptions or future events or performance may involve estimates, assumptions, risks and uncertainties. Therefore, our actual results and performance may differ materially from those expressed in the forward-looking statements. Forward-looking statements often, although not always, include words or phrases such as the following: “likely”, “expect”, “intend”, “anticipate”, “believe”, “estimate”, “plan”, “project”, “forecast” and “outlook”.

You should not unduly rely on forward-looking statements contained or incorporated by reference in this prospectus. Various factors discussed in this prospectus, including, but not limited to, all the risks discussed in “Risk Factors” may cause actual results or outcomes to differ materially from those expressed in forward-looking statements. You should read and interpret any forward-looking statements together with these risks.

Any forward-looking statement applies only as of the date on which that statement is made. We do not undertake to update any forward-looking statement to reflect events or circumstances that occur after the date on which such statement is made.

USE OF PROCEEDS

We may receive cash consideration of up to $9.5 million in connection with the exercise of the warrants for common stock. We would use such proceeds for working capital and general corporate purposes. However, we will receive no proceeds from any subsequent sale of such common stock.

PLAN OF DISTRIBUTION

The shares of our common stock offered by this prospectus will be issued upon exercise of warrants issued by our predecessor company, pSivida Limited, in an offering of units consisting of ADSs, each ADS representing ten ordinary shares, and warrants to purchase ADSs in July 2007. In connection with the Reincorporation, the warrants automatically became warrants to acquire shares of pSivida Corp. common stock, adjusted by their terms for the Reincorporation’s 1 to 4 ADS exchange ratio. We are bearing the expenses of the registration of the shares in this prospectus.

DESCRIPTION OF COMMON STOCK

For a full description of our common stock, please refer to the documents identified in the section “Incorporation of Certain Information by Reference.”

LEGAL MATTERS

The validity of the issuance of the common stock underlying the warrants and offered hereby will be passed upon by Ropes & Gray LLP, Boston, Massachusetts.

Some partners of Ropes & Gray LLP are members in RGIP LLC, which owns 14,592 shares of our common stock.

EXPERTS

The consolidated financial statements as of June 30, 2007 and 2006 and for each of the three years in the period ended June 30, 2007 incorporated in this prospectus by reference from our Current Report on Form 8-K dated June 19, 2008 have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, with respect to the securities offered hereby. This prospectus does not contain all of the information included in the registration statement. Statements in this prospectus concerning the provisions of any document are not necessarily complete. You should refer to the copies of the documents filed as exhibits to the registration statement or otherwise filed by us with the SEC for a more complete understanding of the matter involved. Each statement concerning these documents is qualified in its entirety by such reference.

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we comply with those requirements by filing annual, quarterly and current reports, proxy statements and other information with the SEC. Those reports or other information may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings and submissions also are available to the public on the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits and schedules which may be obtained as described above.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, including all filings made after the date of the registration statement of which this prospectus forms a part and prior to its effectiveness. We hereby incorporate by reference the documents listed below (File No. 000-51122):

•	Our current report on Form 8-K filed with the SEC on June 20, 2008 reporting results for the fiscal year ended June 30, 2007;

•

Our current reports on Form 8-K filed with the SEC on each of August 27, 2007, October 9, 2007, October 17, 2007, October 30, 2007, November 30, 2007, January 2, 2008, January 30, 2008, March 20, 2008, April 17, 2008, May 2, 2008, June 18, 2008 (two reports on such date) and June 24, 2008;

•	Our quarterly report on Form 10-Q for the quarter ended September 30, 2007 filed with the SEC on November 14, 2007, as amended on June 18, 2008;

•	Our quarterly report on Form 10-Q for the quarter ended December 31, 2007 filed with the SEC on February 11, 2008, as amended on June 18, 2008;

•	Our quarterly report on Form 10-Q for the quarter ended March 31, 2008 filed with the SEC on May 12, 2008, as amended on June 18, 2008;

•	Our definitive proxy statements on Schedule 14A filed with the SEC on October 26, 2007 and May 2, 2008; and

•

the description of our common stock contained in our current report on Form 8-K filed under Rule 12g-3 of the Exchange Act on June 19, 2008, including any amendments or reports filed for the purpose of updating such description.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus. Investors should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

Upon your written or oral request, we will provide at no cost to you a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Lori Freedman, Esq.

Vice President of Corporate Affairs and General Counsel

pSivida Corp.

400 Pleasant Street

Watertown, MA 02472

Telephone: (617) 926-5000

You may also access the documents incorporated by reference in this prospectus through our website www.psivida.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law permits, in general, a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another business enterprise at the request of the corporation, against liability incurred in connection with such proceeding, including the expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation’s power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, provided that no indemnification shall be provided in such actions in the event of any adjudication of negligence or misconduct in the performance of such person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply. Section 145 of the Delaware General Corporation Law also permits, in general, a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or served another entity at the request of the corporation, against liability incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.

We expect to enter into indemnification agreements with each of our directors and our executive officers and have obtained insurance covering our directors and officers against losses and insuring us against certain of our obligations to indemnify our directors and officers.

Our Certificate of Incorporation, as amended, provides that we shall indemnify each of our directors and officers, to the maximum extent permitted from time to time by law, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by reason of the fact that he or she is a director or officer.

This right of indemnification conferred in our Certificate of Incorporation, as amended, is not exclusive of any other right.

In addition, our Certificate of Incorporation, as amended, provides that our directors shall not be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liability is not permitted under the Delaware General Corporation Law.

These indemnification provisions may be sufficiently broad to permit indemnification of our directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

ITEM 16.	EXHIBITS

Exhibit No.	Exhibit Title
1.1	Placement Agent Agreement dated June 29, 2007 among pSivida Limited, Cowen and Company, LLC and JMP Securities LLC (b)

4.1	Form of Investor Warrant (b)*

4.2	Form of Placement Agent Warrant (b)*

5.1	Legal Opinion of Ropes & Gray LLP (a)

10.1	Form of Subscription Agreement (b)*

10.2	Subscription Agreement dated June 30, 2007 between pSivida Limited and Pfizer Inc. (b)

23.1	Consent of Ropes & Gray LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

23.2	Consent of Deloitte Touche Tohmatsu, dated July 3, 2008 (a)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

(a)	Filed herewith.
(b)	Incorporated by reference to the registrant’s filing on Form 6-K (Commission file number 000-51122) filed on July 2, 2007.
*	The final versions have been omitted pursuant to Rule 12b-31. Such final versions are substantially identical in all material respects to the filed versions of such documents provided.

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)	Paragraphs (a)(1)(i) and (a) (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)	Paragraphs (a)(1)(i), (a) (1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424 (b) that is part of the registration statement.

(C)	Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3;

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 8 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Massachusetts on the 3rd day of July, 2008.

PSIVIDA CORP.

By:	/s/ Paul Ashton
Name:	Paul Ashton
Title:	Managing Director (Principal Executive Officer)

By:	/s/ Michael J. Soja
Name:	Michael J. Soja
Title:	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

Each of the undersigned hereby constitutes and appoints Paul Ashton and Michael J. Soja, in each case acting individually, his true and lawful attorney-in-fact, with power of substitution and resubstitution, in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated as of July 3, 2008.

Name		Title

/s/ Paul Ashton		Director and Managing Director
Name:	Paul Ashton	(Principal Executive Officer)

/s/ David Mazzo		Chairman of the Board of Directors
Name:	David Mazzo

/s/ Michael W. Rogers		Director
Name:	Michael W. Rogers

/s/ Dr. Katherine Woodthorpe		Director
Name:	Dr. Katherine Woodthorpe

/s/ Michael J. Soja		Vice President of Finance and Chief Financial Officer
Name:	Michael J. Soja	(Principal Financial and Accounting Officer)